Exhibit 99.1

SenDEC CORPORATION

Financial Statements

as of July 31, 2010 and 2009

Together with

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

October 22, 2010

To the Stockholders of

    SenDEC Corporation:

We have audited the accompanying balance sheets of SenDEC Corporation (a New York corporation) as of July 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ investment and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SenDEC Corporation as of July 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information contained in Exhibits I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Bonadio & Co., LLP

Pittsford, New York

SenDEC CORPORATION

BALANCE SHEETS

JULY 31, 2010 AND 2009

	2010	2009

ASSETS

CURRENT ASSETS:
Cash	$104,272	$365,392
Accounts receivable, net	16,456,278	5,697,840
Inventory, net	22,530,781	9,307,478
Prepaid expenses	123,880	131,692
Prepaid income taxes	51,902	—
Deferred tax asset	436,300	366,000

Total current assets	39,703,413	15,868,402

PROPERTY AND EQUIPMENT, net	4,236,465	3,463,987

DEFERRED TAX ASSET	155,600	444,600

DEPOSITS	23,755	12,458

	$44,119,233	$19,789,447

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

CURRENT LIABILITIES:
Lines-of-credit	$11,975,000	$2,000,000
Current portion of notes payable	504,685	946,194
Accounts payable and accrued expenses	14,845,661	3,158,265
Accrued income taxes	—	75,404

Total current liabilities	27,325,346	6,179,863

LONG-TERM LIABILITIES:
Deferred grant revenue	30,000	30,000
Notes payable, net of current portion	229,583	734,267

Total long-term liabilities	259,583	764,267

Total liabilities	27,584,929	6,944,130

STOCKHOLDERS’ INVESTMENT:
Common stock, $.02 par value, 5,000,000 shares authorized, 1,743,504 and 1,693,354 issued at July 31, 2010 and 2009, respectively	34,869	33,866
Additional paid-in capital	2,847,031	2,677,647
Retained earnings	14,377,008	10,858,408
Treasury stock, 342,500 shares at cost	(724,604)	(724,604)

Total stockholders’ investment	16,534,304	12,845,317

	$44,119,233	$19,789,447

The accompanying notes are an integral part of these statements.

SenDEC CORPORATION

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JULY 31, 2010 AND 2009

	2010	2009

NET SALES	$93,823,297	$39,807,077

COST OF SALES (Exhibit I)	(79,575,536)	(34,792,317)

Gross profit	14,247,761	5,014,760

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Stock based compensation	(110,000)	—
Other (Exhibit II)	(8,393,083)	(5,325,135)

Income (loss) from operations	5,744,678	(310,375)

OTHER INCOME (EXPENSE):
Interest income	—	31,552
Interest expense	(271,197)	(93,604)
Gain (loss) on disposal of property and equipment	(3,475)	9,500
Grant revenue	—	145,000

Total other income (expense)	(274,672)	92,448

Income (loss) before income taxes	5,470,006	(217,927)

INCOME TAXES	(1,951,406)	60,984

NET INCOME (LOSS)	$3,518,600	$(156,943)

The accompanying notes are an integral part of these statements.

SenDEC CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ INVESTMENT

FOR THE YEARS ENDED JULY 31, 2010 AND 2009

	Number of Outstanding Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Total Stockholders’ Investment
BALANCE - August 1, 2008	1,307,034	$32,990	$2,635,579	$11,015,351	$(724,604)	$12,959,316
Issuance of common shares - exercise of options	43,820	876	42,068	—	—	42,944
Net loss	—	—	—	(156,943)	—	(156,943)

BALANCE - July 31, 2009	1,350,854	33,866	2,677,647	10,858,408	(724,604)	12,845,317
Issuance of common shares - exercise of options	50,150	1,003	59,384	—	—	60,387
Stock based compensation	—	—	110,000	—	—	110,000
Net income	—	—	—	3,518,600	—	3,518,600

BALANCE - July 31, 2010	1,401,004	$34,869	$2,847,031	$14,377,008	$(724,604)	$16,534,304

The accompanying notes are an integral part of these statements.

SenDEC CORPORATION

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JULY 31, 2010 AND 2009

	2010	2009

CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$3,518,600	$(156,943)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	1,265,780	1,226,642
Stock based compensation	110,000	—
Provision for bad debts	104,203	—
Provision for inventory obsolescence	213,241	309,200
(Gain) loss on disposal of property and equipment	3,475	(9,500)
Grant revenue	—	(145,000)
Deferred income taxes	218,700	(228,600)
Changes in:
Accounts receivable	(10,862,641)	(951,043)
Inventory	(13,436,544)	(2,741,921)
Prepaid expenses	7,812	(16,177)
Deposits	(11,297)	—
Prepaid and accrued income taxes	(127,306)	410,306
Accounts payable and accrued expenses	11,687,396	1,257,079

Net cash flow from operating activities	(7,308,581)	(1,045,957)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,049,733)	(461,668)
Proceeds from sale of property and equipment	8,000	9,500

Net cash flow from investing activities	(2,041,733)	(452,168)

CASH FLOW FROM FINANCING ACTIVITIES:
Borrowings on line-of-credit, net	9,975,000	2,000,000
Repayments of notes payable	(946,193)	(928,357)
Proceeds from exercise of stock options	60,387	42,944

Net cash flow from financing activities	9,089,194	1,114,587

CHANGE IN CASH	(261,120)	(383,538)

CASH - beginning of year	365,392	748,930

CASH - end of year	$104,272	$365,392

The accompanying notes are an integral part of these statements.

SenDEC CORPORATION

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2010 AND 2009

1.	THE COMPANY

SenDEC Corporation (the Company) is a world-class supplier of design engineering and contract manufacturing services. The Company also manufactures custom products for nationally and internationally recognized companies along with a line of proprietary SenDEC meters sold to original equipment manufacturers and distributors.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States.

Cash

Cash consists of bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk with respect to cash.

Accounts Receivable

The Company accounts for trade receivables at outstanding billed amounts net of an allowance for doubtful accounts. The Company provides credit to customers in the normal course of business. The Company does not accrue interest on these receivables. The Company estimates credit losses with respect to accounts receivable based on the specific identification of doubtful accounts and historical experience. Accounts for which no payments have been received for several months are considered delinquent and, when customary collection efforts have been exhausted, are written off. The allowance for doubtful accounts was $270,252 and $175,000 at July 31, 2010 and 2009, respectively.

Revenue Recognition

The Company recognizes revenue when products are shipped to its customers.

Inventory

Inventory is stated at the lower of cost, using the first-in, first-out (FIFO) method, or market.

Property and Equipment

Property and equipment is recorded at cost; depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, which range from three (3) to fifteen (15) years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of property and certain accrued expenses for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

ASC Section 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company adopted the provisions of ASC Section 740 on August 1, 2009 and there was no impact on the Company’s financial statements. At the date of adoption and as of July 31, 2010, the Company does not have any uncertain tax positions. The Company files a federal income tax return in the United States and state income tax returns in New York and Pennsylvania. The Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years ending before July 31, 2007.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $136,163 and $74,540 for fiscal years 2010 and 2009, respectively, and is included as a component of selling, general and administrative expenses.

Shipping and Postage

Shipping and postage costs are expensed as incurred and are included as a component of cost of sales.

Stock-Based Compensation

Generally accepted accounting principles require companies to apply a fair-value based measurement method in accounting for share-based payment transactions with employees and to record compensation cost for all stock awards granted after the effective date and for awards modified, repurchased, or cancelled after that date.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications were made to the prior year information to conform to the current year presentation.

3.	INVENTORY

Inventory consisted of the following at July 31:

	2010	2009

Raw materials	$9,672,668	$5,635,797
Work-in-process	12,427,771	2,130,777
Finished goods	930,342	2,024,640

	23,030,781	9,791,214

Less: Obsolescence reserve	(500,000)	(483,736)

	$22,530,781	$9,307,478

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at July 31:

	2010	2009

Production equipment	$8,616,099	$7,598,855
Office equipment	600,399	1,187,567
Leasehold improvements	443,206	372,296

	9,659,704	9,158,718

Less: Accumulated depreciation and amortization	(5,423,239)	(5,694,731)

	$4,236,465	$3,463,987

Depreciation and amortization expense totaled $1,265,780 and $1,226,642 for the years ended July 31, 2010 and 2009, respectively.

5.	DEFERRED GRANT REVENUE

The New York State Urban Development Corporation d/b/a Empire State Development Corporation (ESDC) awarded the Company a grant of $75,000 to promote economic growth in the community. As a requirement of the grant contract, the Company was required to achieve a minimum base of 93 full-time permanent employees by February 1, 2008 and maintain this employee base through December 31, 2010. If the Company is unable to meet the requirement, the Company will be obligated to repay a portion of the grant award, prorated for the time period over which the requirement was met. The Company met the minimum base prior to February 1, 2008, and in fiscal 2009, the Company sustained the employee base for the contractual time period for a portion of the balance and recognized $45,000 of grant revenue. No grant revenue was recognized in fiscal 2010. The remaining $30,000 is classified as deferred grant revenue at both July 31, 2010 and 2009 in the accompanying financial statements.

Monroe County, New York awarded the Company a grant of $100,000 to promote economic growth in the community. As a requirement of the grant contract, the Company was obligated to achieve a minimum base of 80 full-time permanent employees by September 1, 2008. The Company did meet this requirement in fiscal 2009. The entire amount was recorded as revenue in fiscal 2009 in the accompanying financial statements.

6.	FINANCING ARRANGEMENTS

Lines-of-Credit

In 2010, the Company entered into a $15 million working capital line-of-credit subject to the terms of the credit agreement described below. Amounts borrowed under this note bear interest at a variable rate equal to either the bank’s prime rate (provided that prime rate is not less than the one-month adjusted LIBOR rate) plus  1/4% (3.5% at July 31, 2010) or the LIBOR rate plus 2.5% (3.0% at July 31, 2010). This line-of-credit expires on January 31, 2011, at which time all outstanding principal and interest becomes due. At July 31, 2010, $11,975,000 was outstanding under the terms of the line-of-credit. Amounts totaling $7,975,000 were bearing interest at the prime rate option and amounts totaling $4,000,000 were bearing interest at the LIBOR option.

6.	FINANCING ARRANGEMENTS (Continued)

Lines-of-Credit (Continued)

At July 31, 2009, the Company had a $6 million line-of-credit agreement with the same bank that was subject to the terms of the credit agreement described below. Amounts borrowed bore interest at a variable rate equal to the prime rate minus  3/4%. This line-of-credit expired on January 31, 2010. At July 31, 2009, $2,000,000, was outstanding under the term of the line-of-credit.

Notes Payable

	2010	2009

Note payable to a bank in monthly installments of $41,667, plus interest at the prime rate less 3/4% (2.5% at July 31, 2010), through February 2011, collateralized by substantially all the assets of the Company and subject to the terms of the credit agreement described below.	$333,334	$833,334

Note payable to a bank in monthly installments of $12,083, plus accrued interest at the prime rate less 3/4% (2.5% at July 31, 2010), through February 2013, collateralized by substantially all the assets of the Company and subject to the terms of the credit agreement described below.	374,583	519,583

Note payable to a bank in monthly installments of $26,072, including interest at 6.12%, through August 2010, collateralized by the related equipment and subject to the terms of the credit agreement described below.	26,351	327,544

	734,268	1,680,461

Less: Current portion	(504,685)	(946,194)

	$229,583	$734,267

The annual future principal payments of notes payable are as follows at July 31, 2010:

2011	$504,685
2012	145,000
2013	84,583

$734,268

Credit Agreement

Both lines-of-credit and all notes payable are subject to a credit agreement with a bank whereby the amount that the Company can borrow is limited by a borrowing base calculated as the sum of 80% of qualified accounts receivable, and 40% of eligible inventory, valued at the lower of cost determined on a FIFO basis or market value. In May 2010, the credit agreement was amended to limit the inventory portion of the borrowing base calculation to a maximum of $6 million. In September 2010, the credit agreement was again amended to limit the inventory portion of the borrowing base calculation to a reduced maximum of $4 million. Amounts borrowed under the credit agreement are collateralized by substantially all assets of the Company.

6.	FINANCING ARRANGEMENTS (Continued)

Credit Agreement (Continued)

Under the terms of the credit agreement, the Company has several financial and nonfinancial covenants, including a minimum funded debt to EBITDA ratio, as defined, restrictions on the Company’s ability to declare or pay dividends and issue shares of stock, including stock options, and the submission of required financial information. At July 31, 2010, the Company was in compliance with all such covenants. At July 31, 2009, the Company was not in compliance with the minimum funded debt to EBITDA ratio. In a letter dated October 29, 2009, the bank waived the Company’s noncompliance for this requirement for the July 31, 2009 measurement date.

Cash Paid for Interest

The Company paid approximately $240,000 and $95,000 for interest during fiscal years 2010 and 2009, respectively.

7.	INCOME TAXES

Income taxes consisted of the following for the years ended July 31:

	2010	2009

Current taxes:
Federal	$(1,602,300)	$(217,753)
State	(130,406)	50,137

	(1,732,706)	(167,616)
Deferred taxes	(218,700)	228,600

	$(1,951,406)	$60,984

Income taxes recorded differs from the amount of income tax determined by applying the applicable U.S. statutory rate to income (loss) before taxes as a result of the following items:

	2010	2009

U.S. statutory rates	$(1,860,000)	$74,000
State taxes, net of federal benefit	(85,800)	(3,300)
Permanent differences	119,000	(4,000)
Effect of graduated rates	—	(3,700)
Tax credits	(102,200)	75,200
Stock options	5,000	(119,200)
Other	(27,406)	41,984

	$(1,951,406)	$60,984

7.	INCOME TAXES (Continued)

Deferred tax assets (liabilities) related to the following at July 31:

	2010	2009

Current deferred taxes:
Accrued expenses	$125,300	$98,500
Inventory	204,800	198,700
Accounts receivable	106,200	68,800

	436,300	366,000

Long-term deferred taxes:
Stock options	708,600	703,800
Tax credits	—	102,200
Depreciation	(553,000)	(361,400)

	155,600	444,600

	$591,900	$810,600

The Company paid approximately $1,860,000 for taxes during fiscal 2010 and received approximately $243,000 in tax refunds during fiscal 2009.

8.	STOCK OPTIONS

The Company has reserved 350,000 shares of common stock for issuance under each of the 2008 and 2002 Stock Option Plans, and 200,000 shares of common stock for issuance under each of the 1999 and 1996 Stock Option Plans. Additional shares have been reserved from previous plans. The option price for options granted under the stock option plans is generally greater than the fair market value at the date of grant. Under the 2008 and 2002 Stock Option Plans, stock options may be exercised in varying dollar amounts over a term determined at the discretion of the Board of Directors, and expire ten years from date of grant. Under the 1999 and 1996 Stock Option Plans, stock options granted may be exercised in varying dollar amounts over a three year period, and expire ten years from the date of grant.

The calculated value of each employee option award is estimated as of the grant date using the Black-Scholes-Merton option-pricing model, using the following assumptions: risk-free interest rate of 2.42%; expected term of three years; expected volatility of 66%; and no dividends. Using these assumptions, the calculated value of the granted options and the stock based compensation expense recorded in fiscal 2010 was $110,000. There were no options granted or stock based compensation expense recorded in fiscal 2009.

8.	STOCK OPTIONS (Continued)

Changes in the number of outstanding options were as follows during fiscal years 2009 and 2010:

	Number of Options	Weighted- Average Exercise Price

Options outstanding, August 1, 2009	691,600	$5.32

Options exercised	(43,820)	$0.98
Options forfeited	(83,010)	$6.25

Options outstanding, July 31, 2009	564,770	$5.52

Options granted	66,000	$3.68
Options exercised	(50,150)	$1.20
Options forfeited	(21,140)	$6.38

Options outstanding, July 31, 2010	559,480	$5.66

All outstanding options were exercisable at both July 31, 2010 and 2009. The average contractual term of the options outstanding was approximately 6.6 years at July 31, 2010. The aggregate intrinsic value of outstanding options that were “in-the-money” at July 31, 2010 was $160,326.

During 2010 and 2009, the Company received approximately $60,000 and $43,000, respectively, from the exercise of options. No tax benefits were recognized related to the exercise of options in either 2010 or 2009. The aggregate intrinsic value of options exercised during the years ended July 31, 2010 and 2009 was $124,165 and $118,314, respectively. In accordance with Company policy, the shares were issued from a pool of shares reserved for issuance under the stock option plans.

9.	LEASES

The Company leases its office and manufacturing space under the terms of three operating lease agreements. The lease for office and manufacturing space relating to the production of meters requires monthly payments of $13,417 through December 2011 and $14,258 through January 2021. There are two leases for office and manufacturing space relating to the contract manufacturing services. One lease requires monthly payments of $37,500 and expires in July 2020; the other lease requires monthly payments of $11,279 and expires in April 2011, at which time the Company has consecutive two-year options to extend the lease at a monthly payment of $11,956 until April 2013 and at a monthly payment of $12,673 until April 2015.

9.	LEASES (Continued)

Future minimum payments required under the terms of these lease agreements are as follows for the years ending July 31:

2011	$712,511
2012	617,667
2013	621,100
2014	621,100
2015	621,100
Thereafter	3,191,050

$6,384,528

Rent expense related to these leases totaled approximately $622,000 and $611,000 in 2010 and 2009, respectively.

10.	CONCENTRATIONS

One customer accounted for approximately 60% and 54% of the Company’s sales during fiscal years 2010 and 2009, respectively. Another customer accounted for approximately 15% of the Company’s sales during fiscal year 2010. The next largest customers accounted for 5% and 7% of the Company’s sales during 2010 and 2009, respectively. The largest customer also accounted for approximately 71% and 57% of the Company’s accounts receivable at July 31, 2010 and 2009, respectively.

The Company makes a significant amount of its purchases from one vendor. However, if the relationship between the Company and the vendor was terminated, the Company believes that it could increase its purchases with other vendors that provide the same products for comparable terms. However, if the relationship between the Company and the vendor was terminated, the Company may be exposed to cost increases which may affect operating results adversely.

11.	EMPLOYEE BENEFIT PLAN

The Company sponsors a profit-sharing plan with a 401(k) salary deferral provision. The Company matches participant contributions to the 401(k) plan on a discretionary basis. The Company’s expense under this matching provision was approximately $71,000 and $65,000 in fiscal years 2010 and 2009, respectively. There were no profit-sharing contributions made in either fiscal year 2010 or 2009.

12.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through October 22, 2010, which is the date the financial statements were available to be issued.

Exhibit I

SenDEC CORPORATION

COST OF SALES

FOR THE YEARS ENDED JULY 31, 2010 AND 2009

	2010	2009

Direct cost of sales	$77,674,981	$32,682,610
Direct labor, taxes and benefits	4,825,857	2,804,867
Production control labor, taxes and benefits	2,995,397	2,156,822
Depreciation and amortization	1,140,329	1,107,951
Shop supplies	790,710	552,078
Occupancy	566,202	551,838
Shipping and postage	424,131	346,747
Maintenance and repairs	235,935	189,947
Utilities	110,842	129,144
Insurance	37,334	29,815
Leased equipment	22,686	18,833
Other	237,863	91,844
Overhead absorbed	(7,877,688)	(4,831,644)
Labor absorbed	(1,609,043)	(1,038,535)

	$79,575,536	$34,792,317

The accompanying notes are an integral part of these exhibits.

Exhibit II

SenDEC CORPORATION

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

FOR THE YEARS ENDED JULY 31, 2010 AND 2009

	2010	2009

Payroll, taxes and benefits	$3,717,546	$2,801,207
Professional services	3,126,169	1,270,314
Commissions	328,459	232,067
Product development	232,853	245,872
Insurance	194,145	188,643
Advertising	136,163	74,540
Depreciation and amortization	125,451	118,691
Occupancy	115,637	118,002
Provision for bad debts	104,203	—
Travel	77,694	62,221
Utilities	47,234	41,748
Bank service charges	38,417	39,068
Office supplies	32,790	29,810
Meals and entertainment	28,326	23,256
Dues and subscriptions	25,278	19,535
Leased office equipment	958	1,465
Other	61,760	58,696

	$8,393,083	$5,325,135

The accompanying notes are an integral part of these exhibits.